Exhibit 10.2

Board Member Cruise Policy	Owner: SVP, Revenue Management

                     10/3/07

In order to increase knowledge and understanding of the business, Royal Caribbean
Cruises Ltd (the “Company”) encourages the members of its Board of Directors
(“Board Member”) and their families to experience the Company’s product. To encourage and administer this objective, the Company has adopted the following
Board Member Cruise Policy (the “Policy”).

Scope

The Policy applies to all Board Members.

General Rules and Policies

Board Member – A Board Member is entitled to one stateroom per year (immediate confirmation). Applicable gratuities, taxes, and fees are not included.

Board Member Immediate Family Traveling with a Board Member* – One stateroom, per year (immediate confirmation). Applicable gratuities, taxes, and fees are not included.

Board Member Immediate Family Not Traveling with a Board Member – One stateroom (immediate confirmation) one time per year (not applicable if this person has already traveled with the Board Member during the same calendar year).
Applicable gratuities, taxes, and fees are not included.

Additional Guest Traveling with Board Member – The guest may book a cabin at
15% off of the lowest available fare in the category booked, plus applicable gratuities, taxes, and fees. Total group size may not exceed 20 staterooms. Staterooms in excess of 20 will be subject to normal prices, terms, and conditions.

Policy Administration and Governance

Chairman– This function is responsible to approve:

▪	The Policy
▪	Proposed amendments/updates to the Policy
▪	Exceptions to the Policy

Revenue Management Department– Responsibilities include:

▪	Maintain, review, and recommend policy updates
▪	Provide quarterly exception reports

* Immediate Family means spouse, children, and parents

Board Member Cruise Policy	Owner: SVP, Revenue Management

                                                                            10/3/07

Trade Support and Services– Responsibilities include:

▪	Process Board Member cruise requests in accordance with the Policy

Proposed by: /s/ Doug Santoni_________	Date: _10/4/07___________
Doug Santoni, SVP Revenue Management

Authorized by: /s/ Richard D. Fain _______	Date: _10/4/07____________
Richard D. Fain, Chairman & CEO

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